EXHIBIT 5


                            [Patton Boggs Letterhead]


                                December 19, 2003


Board of Directors
RegeneRx Biopharmaceuticals, Inc.
3 Bethesda Metro Center, Suite 700
Bethesda, MD  20814


Re: RegeneRx Biopharmaceuticals, Inc. Amended and Restated 2000 Stock Option and Incentive Plan


Ladies and Gentlemen:


         We have been requested by RegeneRx Biopharmaceuticals, Inc. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 2,500,000 shares of the Company's Common Stock, $0.001 par value (the "Shares"), 1,200,000 of which have been previously issued and 1,300,000 of which are to be issued under the RegeneRx Biopharmaceuticals, Inc. Amended and Restated 2000 Stock Option and Incentive Plan (the "Plan"). We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8.


                                                     Sincerely,


                                                     /s/ PATTON BOGGS LLP
                                                     ---------------------------
                                                     PATTON BOGGS LLP